UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

TITAN ENERGY WORLDWIDE, INC.
(Name of small business in its charter)

Nevada	000-26139	91-1937382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 4th Avenue, Suite 317, San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (619) 342-7449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Stock Exchange Agreement

On December 28, 2006, Titan Energy Worldwide, Inc. (formerly known as “Safe Travel Care, Inc.”) (“Titan” or “Registrant”) entered into a stock purchase and exchange agreement with Stellar Energy Services, Inc. (“Stellar”) (the “Stock Exchange Agreement”). A copy of the Stock Exchange Agreement is being filed as Exhibit 10.1 to this Current Report.

The transaction described in the Stock Exchange Agreement is referred to in this Current Report as the Stock Exchange Transaction. A summary of the Stock Exchange Transaction, as well as the material terms and conditions of the Stock Exchange Agreement, are set forth below, but such summary is qualified in its entirety by the terms and conditions of the Stock Exchange Agreement, which are incorporated herein by this reference.

1. The Parties to the Stock Exchange Agreement

Titan originally incorporated under the name Global-Link Enterprises, Inc. in the state of Nevada on November 20, 1998. On April 7, 2000 the name was changed to "MLM World News Today, Inc." On August 14, 2002, the name was changed to "Presidential Air Corporation." On May 2, 2003, the name was changed to "Safe Travel Care, Inc." On January 4, 2007 the name was changed to “Titan Energy Worldwide, Inc.”

Titan’s executive offices are located at 311 4th Avenue, Suite 317, San Diego, CA 92101 and its telephone number (619) 342-7449. There are additional offices at Next Energy Alternative Technologies Center, 461 Burroughs Street, Detroit, MI 48202.

Stellar originally incorporated in the state of Minnesota on November 17, 2003.

2. The Stock Exchange Transaction

Pursuant to the Stock Exchange Agreement, Titan acquired a 100% interest in Stellar. As a result of the Stock Exchange Transaction, Stellar became a wholly-owned subsidiary of Titan.

3. The Stock Exchange Consideration

Under the Stock Exchange Agreement, in exchange for surrendering their shares in Stellar, the Stellar Shareholders received stock consideration of 750,000 newly issued shares of Titan Series C preferred stock, which were divided proportionally among the Stellar Shareholders in accordance with their respective ownership interests in Stellar immediately before the completion of the Stock Exchange Transaction. As a condition of the Agreement, the Stellar Shareholders received at the closing a promissory note for (i) a cash payment of $588,000 due on January 15, 2007 and a (ii) a cash payment of $235,000 due on June 15, 2007.

4. The Stock Exchange Agreement

The Stock Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the stock exchange. The Stock Exchange Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Stock Exchange Transaction for 18 months.

5. Material Relationships

There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Exchange Agreement, other than in respect of the Stock Exchange Agreement.

SECTION 2- FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 28, 2006, the Registrant entered into the Stock Exchange Agreement, pursuant to which the Registrant completed the Stock Exchange Transaction and acquired Stellar from the Stellar Shareholders. The Stock Exchange was completed and the closing occurred on December 29, 2006.

In exchange for transferring Stellar to the Registrant, the Stellar Shareholders received stock consideration consisting of 750,000 newly issued shares of the Registrant’s Series C preferred stock, which were divided proportionally among the Stellar Shareholders in accordance with their respective ownership interests in Stellar immediately before the completion of the Stock Exchange Transaction.

There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Exchange Agreement, other than in respect of the Stock Exchange Agreement.

SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Director on Certain Officers; Election of Directors, Appointment of Certain Officers

On December 30, 2006, Jeffrey W. Flannery resigned as President of Titan. He retained his position as Chief Executive Officer and Chief Financial Officer of Titan.

On December 31, 2006, James Wheeler resigned as a Director of Titan.

On December 31, 2006, Titan’s Board of Directors appointed Thomas Black as a Director, President, Chief Operating Officer and Secretary.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Financial statements of Stellar and consolidated pro forma financial information on Titan following the acquisition are provided as follows:

(a) Financial Statements as of December 31, 2005 and 2006:

To be filed by an amendment no later than 71 calendar days after the date hereof.

(b) Pro Forma Financial Statements (Unaudited)

To be filed by an amendment not later than 71 calendar days after the date hereof.

(c) Exhibits.

Number	Description

4.1	Form of Certificate of Designation of Series C Preferred Stock*

10.1	Stock Exchange Agreement dated December 28, 2006 by and between the controlling shareholders of Titan Energy Worldwide, Inc. and Stellar Energy Services, Inc.

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 8th day of January, 2007.

Titan Energy Worldwide, Inc.

/s/ Jeffrey Flannery
Jeffrey Flannery Chief Executive Officer and Director